UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2013

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As announced in Comcast Corporation’s Current Report on Form 8-K filed on October 18, 2012, the Sprint Softbank transaction, pursuant to which Softbank will acquire control of Sprint Nextel through a direct wholly-owned Softbank subsidiary (“New Sprint”), will not result in any changes to the interest paid or amounts due at maturity on Comcast Holdings’ 2.0% Exchangeable Subordinated Debentures due 2029 (CUSIP 200300507, NYSE: CCZ) or on its 2.0% Exchangeable Subordinated Debentures due November 2029 (CUSIP 200300606) (collectively, the “ZONES”).

The Sprint Softbank transaction constitutes a “Reference Share Offer” for purposes of the ZONES, and Comcast Holdings Corporation elected to increase the “Early Exchange Ratio” of the ZONES from 95% to 100% rather than making a “Reference Share Offer Adjustment”.  This means that there will be no changes in the payment terms of the ZONES, except that upon consummation of the Sprint Softbank transaction the Reference Shares underlying each ZONES will change from shares of Sprint Nextel common stock to an equivalent number of shares of New Sprint common stock.  In particular, no “Additional Interest” will be paid in connection with the Sprint Softbank transaction.

Capitalized terms used but not otherwise defined in this Current Report have the meanings set forth in the ZONES.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	July 9, 2013	By:	/s/ William E. Dordelman
William E. Dordelman Senior Vice President and Treasurer